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                                                                    Exhibit 10.7

                         GEOSYSTEMS GLOBAL CORPORATION
                             1995 STOCK OPTION PLAN
                                AMENDMENT NO. 3

I. Purpose. Reference is made to that certain 1995 Stock Option Plan (the "Plan") of GeoSystems Global Corporation (the "Company"). To the extent not otherwise defined herein, capitalized terms shall have the meaning accorded to them in the Plan. The Board and the shareholders of the Company have determined it to be in the best interest of the Company to amend certain provisions of the Plan, and in accordance with applicable law, have adopted resolutions authorizing the amendment set forth below. To the extent not expressly amended hereby, the Plan shall remain in full force and effect, in accordance with its terms.

II. Amendment of Plan. The number of shares of Stock which may be granted by the Company from time to time under Article II, Section 2 of the Plan (and all related Sections) has been increased by 504,476 shares from 1,804,275 shares to a total of 2,308,751 shares, effective as of June 24, 1998.